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                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement of USBANCORP, Inc. on Form S-3 (Registration No. 33-56604); Form S-8 (Registration No. 33-53935) and Form S-8 (Registration No. 33-55207) and Form S-8 (Registration No. 33-55211) of our report dated January 30, 1992, with respect to the consolidated financial statements of Johnstown Savings Bank and Subsidiaries for the year ended December 31, 1991 which report is included in Amendment No. 2 to USBANCORP, Inc.'s current report on Form 8K/A.


                                       /s/ ERNST & YOUNG

September 22, 1994
Pittsburgh, Pennsylvania